SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2006

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD.

The proxy statement for MBIA Inc.’s 2006 Annual Meeting of Shareholders referenced the independence standards set forth in our Corporate Governance Practices as the basis used by our Board of Directors (the “Board”) to determine director independence, and it advised our shareholders that those Corporate Governance Practices are available on our website.

On August 14, 2006, we received notice from the New York Stock Exchange (the “NYSE”) that Section 303A.02(a) of the NYSE’s Listed Company Manual requires us to publish the independence standards in the proxy statement rather than disclosing them by reference.

While we do not believe our disclosure was materially different from the disclosure required by the NYSE Listed Company Manual, we have in consultation with the NYSE determined to make this disclosure consistent with those requirements by filing this current report on Form 8-K.

Our Corporate Governance Practices include the following independence standards designed to assist the Board in assessing director independence. The terms “MBIA” and “the corporation” in the following standards refer to MBIA Inc.

“C.	BOARD STRUCTURE

1.	Majority of Independent Directors

The Board shall consist of a significant majority of independent directors. Independent director means a director who:

•	is not a member of management or an employee and has not been a member of management or an employee within the last 5 years;

•	has no close family or similar relationship with a member of key management;

•	is not a lawyer, advisor or consultant to the corporation or its subsidiaries and does not have any personal service contracts with the corporation or its subsidiaries;

•	does not have any other relationship with the corporation or its subsidiaries either personally or through his employer which, in the opinion of the Board, would adversely affect the director’s ability to exercise his or her independent judgment as a director;

•	is not a current or has not been for 5 years a former employee of the independent auditor;

•	is not a current or has not been for 5 years an employee of any company whose compensation committee includes an officer of MBIA; and

•	is not an immediate family member of either of the two previous categories.

Because the corporation is a major financial institution, outside directors or the companies they are affiliated with will sometimes have a business relationship with the corporation or its subsidiaries. Directors and companies with which they are affiliated are not given special treatment in these relationships. The Board believes that the existence of a business relationship is not, in and of itself, sufficient to disqualify a director from being considered an independent director. The materiality of the relationships and the director’s own ability to exercise independent judgment should be evaluated, and external criteria for independence, such as those promulgated by the Securities and Exchange Commission, should be considered.

To help maintain the independence of the Board, all directors are expected to deal at arm’s length with the corporation and its subsidiaries and to disclose circumstances material to the director which might be perceived as a conflict of interest. The corporation shall disclose publicly compliance with the requirement that a majority of its Board is comprised of independent directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date: August 18, 2006